UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)             June 5, 2006
--------------------------------------------------------------------------------



                           ENZON PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                    0-12957                    22-2372868
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission           (IRS Identification No.)
     of incorporation)              File No.)


685 Route 202/206, Bridgewater, New Jersey                       08807
--------------------------------------------------------------------------------
 (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code          (908) 541-8600
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 5, 2006, Enzon Pharmaceuticals, Inc. ("Enzon") completed the sale of $50 million aggregate principal amount of 4% Convertible Senior Notes due 2013 (the "Notes") pursuant to an over-allotment option exercised by the initial purchasers of the Notes which were offered to "qualified institutional buyers" in accordance with Rule 144A under the Securities Act of 1933, as amended. Including Notes sold pursuant to the over-allotment option, the aggregate principal amount of Notes sold by Enzon in the Notes offering was $275 million. The Notes were issued pursuant to an Indenture, dated as of May 23, 2006, between Enzon and Wilmington Trust Company, as trustee (the "Indenture"), previously filed with the Securities and Exchange Commission.

The Notes bear interest at a rate of 4% per year. Interest on the Notes is payable semi-annually on June 1 and December 1 of each year, beginning on December 1, 2006. The Notes mature on June 1, 2013. The Notes are Enzon's senior unsecured obligations and will rank pari passu with all of its other senior unsecured debt and future senior unsecured debt.

Holders may convert the Notes into shares of Enzon's common stock, based on a conversion rate of 104.7120 shares of Enzon's common stock per $1,000 in principal amount of Notes, which is equal to an initial conversion price of $9.55 per share.

Enzon may not redeem the Notes prior to June 1, 2009. Enzon may redeem the Notes after June 1, 2009 in whole or in part at a cash redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, if the closing sale price of Enzon's common stock for at least 20 trading days in a 30 consecutive trading day period ending on the date that is one day prior to the date of notice of redemption is greater than 140% of the applicable conversion price on the date of such notice.

Upon certain fundamental changes, holders may require Enzon to purchase for cash the Notes at a price equal to 100% of the principal amount of Notes to be purchased plus accrued and unpaid interest, if any, to, but excluding, the purchase date, or in certain cases, to convert the Notes at an increased conversion rate based on the price paid per share of Enzon's common stock in the transaction constituting a fundamental change.

The Indenture provides for customary events of default, including payment defaults, breaches of covenants, failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. In certain circumstances, if an event of default occurs and is continuing, the principal amount of the Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

Holders of the Notes are entitled to the benefits of a Registration Rights Agreement, dated May 23, 2006, between Enzon and Goldman, Sachs & Co., as representative of the purchasers named therein (the "Registration Rights Agreement"). Under the Registration Rights Agreement, Enzon has agreed to file a shelf registration statement with the Securities and Exchange Commission covering resales of the Notes and the shares of common stock issuable upon conversion of the Notes.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.


ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 7, 2006


                                        By: /S/ Craig A. Tooman
                                            ----------------------------------
                                            Craig A. Tooman
                                            Executive Vice President, Finance
                                            and Chief Financial Officer